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                                                                   Exhibit 10.63
                                 AMENDMENT NO. 4
                                     TO THE
                     POSTSCRIPT SOFTWARE DEVELOPMENT LICENSE
                            AND SUBLICENSE AGREEMENT
                                     BETWEEN
                           ADOBE SYSTEMS INCORPORATED
                          PEERLESS SYSTEMS CORPORATION

                          Effective Date: July 31, 2003

      This Amendment No. 4 (the "Amendment") to the PostScript Software Development License and Sublicense Agreement dated July 23, 1999 (the "Agreement") is between Adobe Systems Incorporated, a Delaware corporation having a place of business at 345 Park Avenue, San Jose, CA 95110 ("Adobe") and Peerless Systems Corporation, a Delaware corporation, having a place of business at 2381 Rosecrans Avenue, El Segundo, California 90245 ("Peerless").

      WHEREAS, the Agreement permits Peerless to use only Authorized Employees, as that term is defined in the Agreement, to have access to Adobe Core Source materials; and

      WHEREAS, Peerless has allowed * (hereinafter "*") a contractor of Peerless to have access to Adobe Core Source for the purpose of doing development work on behalf of Peerless; and

      WHEREAS, the parties wish to amend the Agreement to allow Peerless to provide * with access to the Adobe Core Source solely at a Primary Development Site and only for the purpose of performing development work on behalf of Peerless.

      NOW, THEREFORE, the parties agree as follows:

1. Notwithstanding the requirement in Paragraph 6 ("PROPRIETARY RIGHTS AND LEGENDS") that allows only Authorized Employees of Peerless to have access to Adobe Core Source, Peerless may provide * with access to the Adobe Core Source and Adobe Support Information solely for performing development work on behalf of Peerless and only at Primary Development Site(s) and subject to the terms of the Agreement and this Amendment. Peerless shall ensure that * protects the Adobe Support Information in accordance with the following requirements:

      a. Compliance by * with the requirements in EXHIBIT N-1 ("Secure Procedures for Handling Adobe Support Information"); and

      b. In addition, with respect to the Adobe Core Source, compliance by * with the requirements in EXHIBIT N-2 ("Additional Secure Procedures for Handling Adobe Restricted Information"); and

Confidential treatment has been requested for portions of this document.
This copy of the document filed as an Exhibit omits the information subject to the confidentiality request. Omissions are designated by an asterisk (*). A complete version of this document has been filed separately with the Securities and Exchange Commission.

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      C. *'s access to Adobe Information shall cease immediately if *'s services to Peerless are terminated for any reason or if * is removed from the project for which he requires access to the Adobe Support Information.

2. Peerless shall ensure that * is precluded from being employed in any Clone Product development (either internally or externally) by or for Peerless for a period of * after *'s last access to Adobe Support Information. In addition, Peerless shall ensure that Peerless and * have entered into a written agreement expressly stating that * understands that while employed by Peerless he will have access to Adobe Core Source which Adobe considers confidential and of a most sensitive nature and that he agrees to protect Adobe's proprietary rights in such Adobe Support Information in accordance with the Agreement and this Amendment, including an agreement by * to refrain from using such confidential information for any purpose other than to perform development work on behalf of Peerless and from disclosing such confidential information to a third party (except to Authorized Employees authorized by Peerless to receive such confidential information). Such written agreement between Peerless and * shall include an acknowledgement by * that Adobe is a third party beneficiary to such agreement to the extent that such agreement contains provisions that relate to *'s access to and use of the Adobe Support Information and that such third party beneficiary language is included for the purpose of enabling Adobe to enforce the provisions of such agreement in a court of law. Such written agreement between Peerless and * shall contain language to ensure that any work product or tangible material (including software code) produced by * as a result of his having access to Adobe Support Information shall be the property of Peerless or Adobe, as applicable under the Agreement.

3. Peerless warrants to Adobe that to the best of its knowledge the Adobe Support Information and the Adobe Software while being accessed and used by * prior to the execution of this Amendment was protected in accordance with EXHIBIT N-1 ("Secure Procedures for Handling Adobe Support Information") and EXHIBIT N-2 ("Additional Secure Procedures for Handling Adobe Restricted Information"). On the basis of such assurances and the assurances by Peerless that * will continue to fully comply with the terms of the Agreement, including complying with the requirement to protect the Adobe Core Source in accordance with EXHIBIT N-1 and EXHIBIT N-2 of the Agreement, Adobe agrees to apply the terms of this Amendment both retroactively and prospectively to Peerless' use of
* to perform development work at a Primary Development Site, as described hereunder, prior to as well as subsequent to the execution of this Amendment.

4. The terms of this Amendment shall apply only to the use of *'s services and does not otherwise modify the terms of the Agreement or allow Peerless to provide other contractors with access to Adobe Core Source.

5. Any failure by Peerless or by * to comply with the requirements to protect the Adobe Support Information in accordance with this Amendment shall constitute a breach by Peerless and Peerless shall be liable for any damages, liabilities and losses arising out of such breach.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the information subject to the confidentiality request. Omissions are designated by an asterisk (*). A complete version of this document has been filed separately with the Securities and Exchange Commission.

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6. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of Adobe and Peerless has executed this Amendment No. 4 to the PostScript Software Development License and Sublicense Agreement by its duly authorized officer.

Adobe                                    Peerless

ADOBE SYSTEMS INCORPORATED               PEERLESS SYSTEMS CORPORATION

By: /s/ Jim Stephens                     By: /s/ William R. Neil
   -----------------------                  -------------------------
Print                                    Print
Name:  Jim Stephens                      Name:   William R. Neil

Title:   SVP Worldwide Sales and         Title:  Vice President of Finance
         Field Operations                        and CFO

Date:    7/28/03                         Date:   July 9, 2003


Confidential treatment has been requested for portions of this document.
This copy of the document filed as an Exhibit omits the information subject to the confidentiality request. Omissions are designated by an asterisk (*). A complete version of this document has been filed separately with the Securities and Exchange Commission.